SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                   ..................................

                                FORM 8-K
                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                           January 28, 2008
            Date of report (Date of earliest event reported)

                   ..................................


                         EXCEL TECHNOLOGY, INC.
           (Exact Name of Registrant as Specified in Charter)

       Delaware                   0-19306               11-2780242
(State or Other Juris-       (Commission File No.)    (IRS Employer
diction of Incorporation)                           Identification No.)


                41 Research Way, East Setauket, NY 11733
      (Address of principal executive offices, including zip code)

                             (631) 784-6175
         (Registrant's telephone number, including area code)

                   ..................................

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 28, 2008 the Registrant announced results for its fourth quarter ended December 31, 2007. A copy of the press release is attached as an exhibit.


Use of Non-GAAP Financial Information

     To supplement Excel's consolidated financial statements presented in accordance with GAAP, Excel uses non-GAAP measures of certain components of financial performance, including net income and earnings per diluted share, which are adjusted from results based on GAAP to exclude stock-based compensation. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for, or superior to, GAAP results. Investors should be aware that non-GAAP measures have inherent material limitations as an analytical tool and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. These non-GAAP adjustments are provided to enhance the user's overall understanding of Excel's current financial performance and its prospects for the future. Specifically, Excel believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses and charges that Excel believes are not indicative of its operational performance.

ITEM 9.01.  Financial Statements and Exhibits.
       (d)  Exhibits
            99.1  Press Release of Excel Technology, Inc., issued
                  January 28, 2008.
                              Signatures
                              ..........

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:        January 28, 2008

                           EXCEL TECHNOLOGY, INC.
                           By:  /s/ Alice Varisano
                                .......................
                                Alice Varisano
                                Chief Financial Officer








FOR IMMEDIATE RELEASE                    Contact:  Alice Varisano, CFO
                                                           or
                                                   Investor Relations
                                                      631-784-6175

               EXCEL TECHNOLOGY ANNOUNCES RECORD RESULTS
                FOR FOURTH QUARTER AND FOR THE YEAR 2007

                        FOURTH QUARTER RESULTS
     Sales:                   $41.1 million for 2007 vs. $38.3 million
                              for 2006(7.2% increase)
     Pretax Income:           $6.4 million for 2007 vs. $5.1 million for
                              2006 (25.2% increase)
     Non-GAAP Pretax Income:  $6.9 million for 2007 vs. $5.1 million for
                              2006 (35.0% increase)
     Net Income:              $4.7 million for 2007 vs. $3.7 million
                              for 2006 (26.6% increase)
     Non-GAAP Net Income:     5.0 million for 2007 vs. $3.7 million for
                              2006 (35.1%) increase
     EPS:                     $0.40 for 2007 vs. $0.30 for 2006 per
                              diluted share (34.0% increase)
     Non-GAAP EPS:            $0.42 for 2007 vs. $0.30 for 2006 per
                              diluted share (43.0% increase)

                          YEAR TO DATE RESULTS
     Sales:                   $160.0 million for 2007 vs. $154.5 million
                              for 2006  (3.6% increase)
     Pretax Income:           $24.6 million for 2007 vs. $20.4 million
                              for 2006 (20.6% increase)
     Non-GAAP Pretax Income:  $27.5 million for 2007 vs. $20.6 million for 2006 (33.6% increase)
     Net Income:              $17.7 million for 2007 vs.  $14.0 million
                              for 2006 (26.5% increase)
     Non-GAAP Net Income:     19.6 million for 2007 vs. $14.1 million
                              for 2006 (38.4% increase)
     EPS:                     $1.46 for 2007 vs. $1.12 for 2006 per
                              diluted share (30.2% increase)
     Non-GAAP EPS:            $1.61 for 2007 vs. $1.13 for 2006 per
                              diluted share (42.2% increase)

          (Non-GAAP excludes stock-based compensation expense)
EAST SETAUKET, N.Y., January 28, 2008 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced the results for the quarter and year ended
December 31, 2007.

   - Sales: Excel reported sales of $41.1 million for the quarter ended December 31, 2007 compared to $38.3 million in sales for the quarter ended December 31, 2006, an increase of 7.2% or $2.8 million. Sales for the year increased 3.6% to $160.0 million for the year ended December 31, 2007 as compared to $154.5 million for the same period last year.

   - Pretax Income increased 25.2% to $6.4 million for the fourth quarter of 2007 as compared to $5.1 million for the same period
     last year.   Pretax income increased 20.6% for the year ended
     December 31, 2007 to $24.6 million as compared to $20.4 million for the same period last year.

     Non-GAAP Pretax Income increased 35.0% to $6.9 million for the quarter ended December 31, 2007 (excludes stock-based compensation expense of $525 thousand) from $5.1 million for the quarter ended December 31, 2006 (excludes stock-based compensation expense of $17 thousand). For the year, non-GAAP pretax income increased 33.6% to $27.5 million (excludes stock-based compensation expense of $2.8 million) as compared to $20.6 million for the same period last year (excludes stock-based compensation expense of $113 thousand).

   - Net Income increased 26.6% to $4.7 million for the fourth quarter of this year as compared to $3.7 million in the same period last year. For the year ended December 31, 2007 net income increased 26.5% to $17.7 million as compared to $14.0 million for the same period last year.

     Non-GAAP Net Income increased 35.1% to $5.0 million for the fourth quarter of 2007 (excludes stock-based compensation expense, net of taxes, of $338 thousand) from $3.7 million for the same period last year (excludes stock-based compensation expense, net of taxes, of $17 thousand). Non-GAAP net income increased 38.4% to $19.6 million for the year ended December 31, 2007 (excludes stock-based compensation expense, net of taxes of $1.8 million) from $14.1 million for the same period last year (excludes stock-based compensation expense, net of taxes of $113 thousand).

   - EPS: Net income per share on a diluted basis increased 34.0% recording $0.40 for the quarter ended December 31, 2007 compared to the $0.30 per share on a diluted basis reported for the quarter ended December 31, 2006. EPS for the year ended December 31, 2007 increased 30.2% to $1.46 per diluted share from $1.12 for the same period last year.

     Non-GAAP EPS: Net income per share on a diluted basis increased 43.0% recording $0.42 for the quarter ended December 31, 2007 (excludes stock-based compensation expense, net of taxes, of $0.02) compared to $0.30 per share on a diluted basis for the quarter ended December 31, 2006 (excludes stock-based compensation expense of less than $0.01). For the year ended December 31, 2007, non-GAAP diluted EPS increased 42.2% to $1.61 (excluding stock-based compensation, net of taxes of $0.15) compared to $1.13 (excluding stock-based compensation of $0.01) for the same period last year.

Antoine Dominic, Chief Executive Officer, stated, "Excel attained new highs in sales, net income, EPS and bookings for the fourth quarter and the year ended 2007. Last year, we focused our efforts on re-launching our strategies and rebuilding the organization due to the disruptions created by the failed merger with Coherent. Considering this, I think Excel executed plans well for which I am quite pleased. During the year we expanded our product portfolio and our global presence, which enabled us to penetrate and enter new markets and applications. During the year we have repurchased over 10% of our outstanding shares and still maintained a healthy cash and investments balance of $58 million with no debt. We have a healthy backlog going into 2008 and plan to build on 2007 achievements."
Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company achieved record sales for the fourth quarter and for the year ended December 31, 2007. Sales increased 7.2% from $38.3 million to $41.1 million for the quarter and 3.6% from $154.5 million to $160.0 million for the year ended December 31, 2007. The Company also achieved record net income both on a GAAP and Non-GAAP basis for the quarter and the year. Net income for the quarter on a GAAP and Non-GAAP basis of $4.7 million and $5.0 million was an increase of 26.6% and 35.1%, respectively, as compared to the quarter ended December 31, 2006. The Company's cash and investments balance at the end of the year is $58 million after utilizing $25.4 million of cash during the year to repurchase 969 thousand shares of its stock. The stock buy back program was authorized in November 2006 to repurchase 2 million shares. The Company had purchased 1.1 million of its shares through December 31, 2007 and as of this press release an additional 200 thousand shares, in the first quarter of 2008, which to date is greater than 10% of its outstanding shares. Bookings for the fourth quarter were $45 million with a backlog at the end of the fourth quarter of $35 million."
This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2006. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.
Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications.








                           FINANCIAL SUMMARY
          (unaudited and in thousands, except per share data)

                                FOR THE QUARTER        FOR THE YEAR
                               ENDED DECEMBER 31     ENDED DECEMBER 31
                                2007       2006        2007        2006
                            .........  .........  ..........  ..........
Net Sales and Services      $  41,103  $  38,343  $  160,023  $  154,496
Cost of Sales and Services  $  23,417  $  22,713  $   90,271  $   85,602
                            .........  .........  ..........  ..........
Gross Profit                $  17,686  $  15,630  $   69,752  $   68,894
Operating Expenses:
  Selling & Marketing       $  4,618   $  4,393   $   17,671  $   18,745
  General & Administrative  $  3,879   $  3,362   $   15,930  $   13,051
  Research and Development  $  3,563   $  3,716   $   14,834  $   14,523
  Merger and Merger Related
   and Deferred Compensation
   Expenses                 $      0   $      0   $        0  $    5,069
                            .........  .........  ..........  ..........
Operating Income            $  5,626   $  4,159   $   21,317      17,506
Interest Income             $    715   $    774   $    3,041  $    2,545
Other Income, net           $     39   $    162   $      287  $      391
                            .........  .........  ..........  ..........
Pretax Income               $  6,380   $  5,095   $   24,645  $   20,442
Provision for Income Taxes  $  1,730   $  1,421   $    6,913  $    6,423
                            .........  .........  ..........  ..........
Net Income                  $  4,650   $  3,674   $   17,732  $   14,019
                            .........  .........  ..........  ..........
                            .........  .........  ..........  ..........
Net Income Per Common
 Share-Diluted              $    0.40  $    0.30  $     1.46  $     1.12
Weighted Average Common
 Shares Outstanding -
 Diluted                       11,750     12,437      12,131      12,488

                              FOR THE QUARTER         FOR THE YEAR
                             ENDED DECEMBER 31     ENDED DECEMBER 31
                               2007       2006        2007        2006
                            .........  .........  ..........  ..........
Reconciliation of GAAP
 pretax income to Non-GAAP pretax income

Pretax Income               $   6,380  $   5,095  $   24,645  $   20,442
Stock-based compensation    $     525  $      17  $    2,817  $      113
                            .........  .........  ..........  ..........

Non-GAAP pretax income      $   6,905  $   5,112  $   27,462  $   20,555
                            .........  .........  ..........  ..........
                            .........  .........  ..........  ..........

Reconciliation of GAAP net income to
  Non-GAAP net income

Net Income                  $   4,650  $  3,674   $   17,732  $   14,019
Stock-based compensation,
 net of taxes               $     338  $     17   $    1,823  $      113
                            .........  .........  ..........  ..........

Non-GAAP net income         $   4,988  $   3,691  $   19,555  $   14,132
                            .........  .........  ..........  ..........
                            .........  .........  ..........  ..........

Reconciliation of GAAP income per common share to Non-GAAP income per common share

GAAP income per common share:
  Basic                       $  0.40    $  0.30     $  1.49     $  1.16
  Diluted                     $  0.40    $  0.30     $  1.46     $  1.12
Stock-based compensation
  Basic                       $  0.03    $     0     $  0.15     $  0.01
  Diluted                     $  0.02    $     0     $  0.15     $  0.01
Non-GAAP income
 per common share:
  Basic                       $  0.43    $  0.31     $  1.64     $  1.17
  Diluted                     $  0.42    $  0.30     $  1.61     $  1.13

                BALANCE SHEET & SELECTED FINANCIAL DATA
                     (unaudited and in thousands )

                                    DECEMBER 31, 2007  DECEMBER 31, 2006
                                    .................  .................
Cash                                     $      9,981        $     9,903
Investments                              $     47,550        $    53,220
Accounts Receivable, net                 $     24,008        $    22,716
Inventory                                $     33,792        $    34,906
Other Current Assets                     $      6,217        $     3,445
                                         ............        ...........
Total Current Assets                     $    121,548        $   124,190
Property, Plant & Equipment, net         $     24,679        $    25,503
Other Non-Current Assets & Goodwill      $     34,305        $    32,286
                                         ............        ...........
Total Assets                             $    180,532        $   181,979
                                         ............        ...........
                                         ............        ...........

Accounts Payable                         $      5,090        $     6,386
Accrued Expenses and
 Other Current Liabilities               $      8,649        $     7,256
                                         ............        ...........
Total Current Liabilities                $     13,749        $    13,642
Other Non-Current Liabilities            $      5,068        $     4,546
Minority Interest in Subsidiary          $        128        $        66
Stockholders' Equity                     $    161,587        $   163,725
                                         ............        ...........
Total Liabilities &
 Stockholders' Equity                    $    180,532        $   181,979
                                         ............        ...........
                                         ............        ...........
Working Capital                          $    107,799        $   110,548

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operating comparisons to the Company's historical operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Non-GAAP Measures, presented in this release.